QuickLinks -- Click here to rapidly navigate through this document

DIRECTV

Exhibit 21

Subsidiaries of the Registrant
As of December 31, 2011

Entity Name	State of Inc. /Formation/ Partnership
DIRECTV	DE
DTV Entertainment, Inc.	DE
DTV Freedom, LLC	DE
Greenlady Corp.	DE
DIRECTV Sports Networks, LLC	DE
DIRECTV Sports Net Northwest, LLC	DE
DIRECTV Sports Net Pittsburgh, LLC	DE
DIRECTV Sports Net Rocky Mountain LLC	DE
DTV Greensub, Inc.	DE
Greenlady II, LLC	DE
LDIG, LLC	DE
DTV Genius, Inc.	DE
LDIG Gamenet, Inc.	DE
The DIRECTV Group, Inc.	DE
DIRECTV UK Limited	UK
DTV Satellite Broadband, LLC	DE
DTVG Licensing, Inc.	CA
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
DIRECTV, LLC	CA
DIRECTV Customer Services, Inc.	DE
DIRECTV Home Services, LLC	DE
DIRECTV Merchandising, Inc.	DE
DTV Home Services II, LLC	DE
Up Sat Direct LLC	DE
J P & D Digital Satellite Systems, Inc.	TX
LABC Productions, LLC	CA
LABC On-Air Music, Inc.	DE
LABC TV Music, Inc.	DE
LABC Radio Group, LLC.	DE
Sobobo, LLC	IL

DIRECTV

Entity Name	State of Inc. /Formation/ Partnership
DIRECTV International, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
DIRECTV DTH Investments Limited	Cayman Islands
DIRECTV Latin America, LLC	DE
California Broadcast Center, LLC	DE
DIRECTV Argentina, S.A.	Argentina
DIRECTV Caribe Ltd.	Saint Lucia
DIRECTV (Barbados) Ltd.	Barbados
DIRECTV Curaçao N.V.	Curaçao
DIRECTV Trinidad Limited	Trinidad/ Tobago
DIRECTV Chile LLC	DE
DIRECTV Chile Television Limitada	Chile
DIRECTV Colombia, Ltda.	Colombia
Rights Management S.A.S.	Colombia
DIRECTV Latin America Sports, LLC	DE
DIRECTV Mexico Holdings, LLC	DE
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
DIRECTV de Paraguay SRL	Paraguay
DIRECTV Peru S.r.L.	Peru
DIRECTV Puerto Rico Ltd.	BVI
DIRECTV de Uruguay Ltda.	Uruguay
DTH Ecuador C. Ltda.	Ecuador
DIRECTV Ecuador C. Ltda	Ecuador
DTVLA Brazil Investment Holdings, LLC	DE
DTVLA Holdings S.L.	Spain
Galaxy Entertainment de Venezuela C.A.	Venezuela
Galaxy Latin America Investments, LLC	DE
Galaxy Latin America Venezuela, S.r.L.	Venezuela
GLA Brasil Ltda.	Brazil
Galaxy Brasil Ltda.	Brazil
Sky Brasil Servicios Ltda.	Brazil
ITSA, Ltda.	Brazil
Link Express, Ltda.	Brazil
TV Filme Belem Ltd.	Brazil
TV Filme Brasilia Ltd.	Brazil
TV Filme Goiania Ltd.	Brazil
TV Filme Operacoes Ltd.	Brazil

DIRECTV

Entity Name	State of Inc. /Formation/ Partnership
TV Filme Sistema Ltd.	Brazil
TV Filme Programadora Ltd.	Brazil
TV Filme Servicos Ltd.	Brazil
Promancor, S.A.	DE
TV Capital Participacoes Ltda.	Brazil
Latin America Sports, LLC	DE
T2Green Golf, SRL	Argentina
Pasiones TV, LLC	DE
Servicios Galaxy Sat III R, C.A.	Venezuela
SurFin LLC	DE
Alpha Tel Holdings, Ltd.	Cayman Is.
Alpha Tel S.A.	Argentina
White Holding, B.V.	Netherlands
Telecenter Panamericana Ltda.	Colombia
White Holding Mexico S. de R.L. de C.V.	Mexico
T2Green Equipos S.r.L.	Argentina
Torneos y Competencias S.A.	Argentina
Merkin S.A.	Uruguay
Productora De Eventos S.A.	Uruguay
Revistas Deportivas S.A.	Argentina
South American Sports S.A.	Argentina
T&T Sports Marketing, Ltd.	Cayman Is.
Tele Net Image Corp	BVI
Tele Red Imagen S.A.	Argentina
Torneos y Competencias S.A.	Uruguay
Workjoy Argentina S.A.	Argentina
Television Satelital Codificada S.A.	Argentina
TyC International B.V.	Netherlands
TyC Minor S.A.
DTH (Mexico) Investment Ltd.	Cayman Is.
DTH TechCo, Inc.	DE
DTVLA Mexico Investment Holdings, Inc.	DE
Innova Holdings S. de R.L. de C.V.	Mexico
Innova S. de R.L. de C.V.	Mexico
Corporacion Novaimagen SrL de CV	Mexico
Corporacion Novavision SrL de CV	Mexico
Novavision Group, Inc.	CA

DIRECTV

Entity Name	State of Inc. /Formation/ Partnership
Novavision Honduras S.A. de C.V.	Honduras
Novavision Panama, S.A.	Panama
Media Vision de Panama, S.A.	Panama
Ridge Manor, Inc.	Panama
Eminent Shine, Inc.	Panama
Galaxy	Nicaragua
SDS	Costa Rica
Sky El Salvador S.A. De C.V.	El Salvador
Television Novavision de Guatemala S.A.	Guatemala
Corporacion de Radio y Television del Norte de Mexico SrL de CV	Mexico
Corporacion Satelital Novavision Dominicana, S.A.	Mexico
Nova Call-Center S. de R.L. de C.V.	Mexico
Novabox S de RL de CV	Mexico
Servicios Corporativos de Telefonia SrL de CV	Mexico
Servicios Novasst SrL de CV	Mexico
MCOP Holdings, Inc.	DE
News America DTH TechCo. Inc.	DE
DTH TechCo Partners	DE
Sky Multi-Country Partners	DE
Multi-Country DTH Holdings Ltd.	Cayman Island.
Sky Argentina DTH Holdings LLC	DE
Sky Argentina S.C.A.	Argentina
Sky Sistemas Argentina SRL	Argentina
Sky Argentina DTH Management LLC	DE
Sky Colombia S.A.	Colombia
Sky Venezuela DTH Holdings LLC	DE
Sky Entertainment Venezuela S.A.	Venezuela
DTV Network Systems, Inc.	DE
DTV Mauritius Holdings	Mauritius
First DTV Mauritius Ltd.	Mauritius
Goldman Agent Private Limited (India)	India
DTVG Europe Limited	UK
DTVG UK Limited	UK

QuickLinks

Subsidiaries of the Registrant As of December 31, 2011